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                                                                     EXHIBIT 3.1

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         INTERSTATE BAKERIES CORPORATION



     INTERSTATE BAKERIES CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     1. The name of the Corporation is Interstate Bakeries Corporation and the name under which the Corporation was originally incorporated is IBC Holdings Corp.

     The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was September 9, 1987, which certificate was amended on January 27, 1988, December 12, 1988, October 4, 1989 and June 17, 1991.

     2. This Restated Certificate of Incorporation was duly adopted by the Directors and the Stockholders of the Corporation in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware and amends and replaces in its entirety the Certificate of Incorporation of this Corporation as heretofore amended or supplemented.

     3. The text of the Certificate of Incorporation of Interstate Bakeries Corporation is amended and restated by this Restated Certificate of Incorporation to read in full as follows:

FIRST: NAME.

The name of the Corporation is Interstate Bakeries Corporation.

SECOND: REGISTERED OFFICE; AGENT.

The Registered Office of the Corporation in the State of Delaware is located at 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its Registered Agent at such address is The Corporation Trust Company.

THIRD: PURPOSE.

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as presently in effect or as it may hereafter be amended.

FOURTH: CAPITALIZATION.

     Section 4.01. Authorized Capital.

     The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 26,000,000 shares, consisting of



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     25,000,000 shares of common stock of $.01 par value ("Common Stock") and
     1,000,000 shares of preferred stock of $.01 par value ("Preferred Stock").

     Section 4.02. Preferred Stock.

1. Shares of Preferred Stock may be issued from time to time in one or more classes or series as may from time to time be determined by the Board of Directors, each of said class or series to be distinctively designated. All shares of any one class or series of Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends, if any, thereon shall be cumulative, if made cumulative. The voting powers and the preferences and relative, participating, optional and other special rights of each such class or series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other class or series at any time outstanding; and the Board of Directors of the Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of a particular class or series of Preferred Stock, the voting powers and the designations, preferences and relative, optional and other special rights, and the qualifications, limitations and restrictions of such class or series, including, but without limiting the generality of the foregoing, the following:

     (a) The distinctive designation of, and the number of shares of Preferred Stock which shall constitute such class or series, which number may be increased (except where otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

     (b) The rate and times at which, and the terms and conditions on which, dividends, if any, on Preferred Stock of such class or series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes, or series of the same or other classes of stock and whether such dividends shall be cumulative or noncumulative;

     (c) The right, if any, of the holders of Preferred Stock of such class or series to convert the same into, or exchange the same for, shares of any other class or classes or of any series of the same or any other class or classes of stock of the Corporation and the terms and conditions of such conversion or exchange;


     (d) Whether or not Preferred Stock of such class or series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, Preferred Stock of such class or series may be redeemed;

     (e) The rights, if any, of the holders of Preferred Stock of such class or series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up of the Corporation;



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     (f) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such class or series; and

     (g) The voting powers, if any, of the holders of such class or series of Preferred Stock which may, without limiting the generality of the foregoing, include the right, voting as a class or series or by itself or together with other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more Directors of the Corporation if there shall have been a default in the payment of dividends on any one or more class or series of Preferred Stock or under such other circumstances and on such conditions as the Board of Directors may determine.

2. The relative powers, preferences and rights of each class or series of Preferred Stock in relation to the powers, preferences and rights of each other class or series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in subparagraph 1 of this Section 4.02, and the consent, by class or series vote or otherwise, of the holders of such of the class or series of Preferred Stock, as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other class or series of Preferred Stock, whether or not the powers, preferences and rights of such other class or series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding class or series, or any of them, unless in the resolution or resolutions as to the outstanding class or series of Preferred Stock adopted pursuant to subparagraph 1 of this Section 4.02 the Board of Directors provided that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such class or series voting thereon would be required for the issuance of any or all other classes or series of Preferred Stock.

3. Subject to the provisions of subparagraph 2 of this Section 4.02, shares of any class or series of Preferred Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

     Section 4.03. Common Stock.

1. Shares of Common Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

2. After the requirements with respect to preferential dividends on the Preferred Stock (fixed in accordance with the provisions of Section 4.02 of this Article FOURTH), if any, shall have been met and after the Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts in respect of the Preferred Stock (fixed in accordance with the provisions of Section 4.02 of this Article FOURTH), and subject further to any other conditions which may be fixed in accordance with the provisions of Section 4.02 of this Article FOURTH, then and not otherwise the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.



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3. After distribution in full of the preferential amount (fixed in accordance with the provisions of Section 4.02 of this Article FOURTH), if any, to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of the Corporation, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation, tangible and intangible of whatever kind, available for distribution to Stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

4. Except as may otherwise be required by law and subject to the power of the Board of Directors to establish voting rights for the Preferred Stock pursuant to Section 4.02 of this Article FOURTH, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by him or her on all matters voted upon by the Stockholders.

5. Upon the Effective Time (as defined in Section 9.01, below), each 1.92868 issued and outstanding shares of Common Stock of the Corporation shall thereupon be combined and converted into one (1) validly issued, fully paid and nonassessable share of Common Stock of the Corporation. No scrip or fractional shares will be issued by reason of such combination and conversion and cash in an amount equal to the fair market value at the time thereof of any such fractional interest as determined by the Board of Directors shall be paid in lieu of any fractional interest.

FIFTH: BOARD OF DIRECTORS.

Section 5.01. Number, Election and Terms.

The number of Directors which shall constitute the whole Board of Directors of the Corporation shall be not less than five and not more than nine. The exact number of Directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors. Upon the effectiveness of this Restated Certificate of Incorporation pursuant to the Delaware General Corporation Law, the Board of Directors of the Corporation shall be divided into three classes, designated Class I, Class II and Class III, which at all times shall be as nearly equal in number as possible, as determined by the Board of Directors. The term of office of the initial Class I Directors shall expire at the Annual Meeting of Stockholders next succeeding the date on which this Restated Certificate of Incorporation becomes effective as provided above, the term of office of the initial Class II Directors shall expire at the Annual Meeting of Stockholders next succeeding the Annual Meeting at which the term of office of the initial Class I Directors expires, and the term of office of the initial Class III Directors shall expire at the Annual Meeting of Stockholders next succeeding the Annual Meeting at which the term of office of the initial Class II Directors expires. The appointment of incumbent Directors to Board of Director Classes I, II and III at the time of the effectiveness of this Restated Certificate of Incorporation pursuant to the Delaware General Corporation Law shall be by a resolution adopted by a majority of the Stockholders entitled to vote in an election of directors. At each Annual Meeting of Stockholders following such initial classification and election,

Directors elected to succeed those whose terms expire at the time of such meeting shall be elected to hold office until the third succeeding Annual Meeting of Stockholders after their election. In the event of any increase in the number of Directors of the Corporation, the additional Directors shall be so classified that all classes of Directors shall be increased equally as nearly as possible, and the additional Directors shall be elected by majority vote of the Directors then in office. Each Director shall hold office until his or her successor is elected and qualified, or until his or her earlier resignation or removal. Election of Directors of the Corporation need not be by written ballot unless the Bylaws so provide. Directors need not be Stockholders.

5.02. Removal of Directors.

Except as may be provided in any provision of this Restated Certificate of Incorporation authorizing the issuance of any Preferred Stock or as may be provided in any Certificate of Designation authorizing the issuance of any Preferred Stock pursuant to Article FOURTH hereof, any Director, or the entire Board of Directors, may be removed from office only for cause and only by the affirmative vote of the holders of a majority of the voting power of all of the shares of the Corporation entitled to vote for the election of Directors, voting together as a single class. For purposes of this Section 5.02, and except as otherwise provided by law, cause for removal shall be deemed to exist only if:

     (1) the Director whose removal is proposed has been convicted, or where a Director was granted immunity to testify where another has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to appeal;

     (2) such Director has been adjudicated by a court of competent jurisdiction to be liable for negligence or misconduct, in the performance of his or her duty to the Corporation, in a matter of substantial importance to the Corporation;

     (3) such Director has become mentally incompetent, whether or not so adjudicated, in the opinion of the Board of Directors, which mental incompetency directly affects his or her ability as a Director of the Corporation;

     (4) such Director becomes disabled and such disability in the opinion of the Board of Directors renders such Director unable to perform his or her duties as provided herein or in the Bylaws;

     (5) such Director's actions or failure to act are deemed by the Board of Directors to be in derogation of the Director's duties; or

     (6) such Director is found to be unsuitable to fulfill his or her obligations as a Director of the Corporation by any regulatory agency having jurisdiction over the Corporation.

Section 5.03. Newly Created Directorships and Vacancies.

Except as may be provided in any provision of this Certificate of Incorporation authorizing the issuance of any Preferred Stock or as may be provided in any Certificate of Designation authorizing the issuance of any Preferred Stock pursuant to Article FOURTH hereof, the size of the Board of Directors may be increased only by majority vote of the Directors then in office. Newly created directorships resulting from any such increase in the authorized number of Directors and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by majority vote of the Directors then in office, even though less than a quorum, or by a sole remaining Director, and Directors so chosen shall hold office for a term expiring at the Annual Meeting of Stockholders at which the term of the class or classes to which they have been elected expires.

Section 5.04. Amendment, Repeal, Etc.

Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66 2/3% of the shares of the Corporation then entitled to be voted in an election of Directors shall be required to amend or repeal, or to adopt, any provision inconsistent with this Article FIFTH. For purposes of this Section 5.04, shares not voting shall count as votes against any such proposed amendment, repeal or adoption of such inconsistent provision.

Section 5.05. Preferred Stock Directors.

The terms upon which any Director elected pursuant to special voting rights of one or more classes or series of Preferred Stock is elected or removed and the voting rights of such Director shall be fixed by the resolution or resolutions adopted pursuant to authority granted under Section 4.02 hereof.

SIXTH: BOARD AUTHORIZED TO AMEND, ETC. BYLAWS.

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is authorized and empowered to make, alter, amend and repeal the Bylaws of the Corporation in any manner not inconsistent with the laws of the State of Delaware.

SEVENTH: INDEMNIFICATION; LITIGATION EXPENSES.

The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware as presently in effect or as it may hereafter be amended, indemnify all persons whom it may indemnify pursuant thereto and shall advance expenses of litigation to Directors and Officers in accordance with the procedures and limitations set forth in the Bylaws.

EIGHTH: LIMITATION OF LIABILITY FOR BREACH OF FIDUCIARY DUTY.

To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a Director of this



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Corporation shall not be liable to the Corporation or its Stockholders for monetary damages for breach of fiduciary duty as a Director.

NINTH: VOTE REQUIRED FOR CERTAIN BUSINESS COMBINATIONS.

Section 9.01. The affirmative vote of the holders of not less than a majority of the outstanding shares of "Voting Stock" (as hereinafter defined) held by Stockholders other than an "Interested Stockholder" (as hereinafter defined) shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined) of the Corporation with any Interested Stockholder; provided, however, that such majority voting requirement shall not be applicable as to Business Combinations with an Interested Stockholder if:

     (1) The Business Combination is solely between the Corporation and another corporation, 100% of the Voting Stock of which is owned directly or indirectly by the Corporation; or

     (2) The Business Combination is a merger or consolidation and the cash or fair market value of the property, securities or other consideration to be received per share by holders of Common Stock of the Corporation in the Business Combination is not less than the highest per-share price (with appropriate adjustments for recapitalizations and for stock splits, stock dividends and like distributions), paid by such Interested Stockholder in acquiring any of its holdings of the Corporation's Common Stock.

For the purposes of this Article NINTH:

     (i) The term "Business Combination" shall mean (a) any merger or consolidation of the Corporation or a subsidiary with or into an Interested Stockholder, (b) any sale, lease, exchange, transfer or other disposition to an Interested Stockholder, including without limitation a mortgage or any other security device, of all or any "Substantial Part" (as hereinafter defined) of the assets either of the Corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary, other than as part of a distribution to all holders of securities of a class on a pro rata basis, (c) any merger or consolidation of an Interested Stockholder with or into the Corporation or a subsidiary of the Corporation, (d) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of an Interested Stockholder to the Corporation or a subsidiary of the Corporation (unless the assets of the Interested Stockholder being sold, exchanged, transferred or disposed of consist solely of securities or debt instruments of the Corporation owned by the Interested Stockholder at the Effective Time (as defined below)) other than pursuant to a tender or exchange offer or other transaction which is offered to all holders of a class of securities on a pro rata basis, (e) the issuance of any securities of the Corporation or a subsidiary of the Corporation to an Interested Stockholder, other than (1) securities issued in consideration of or exchanged for, or issued in conversion of, securities or debt instruments held by the Interested Stockholder, (2) an issuance of securities to an Interested Stockholder acting as an underwriter or dealer in an offering of such securities registered under the Securities Act of 1933, as amended, or any successor legislation thereto, or (3) securities issued in connection with distributions or offers of securities to all holders of securities of a class on a pro



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rata basis, (f) any recapitalization that would have the effect of increasing the voting power of an Interested Stockholder by more than 10% of the voting power held by such Interested Stockholder immediately prior to such recapitalization, and (g) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

     (ii) The term "Interested Stockholder" shall mean and include any individual, corporation, partnership or other person or entity which, together with its "Affiliates" (as hereinafter defined) and "Associates" (as hereinafter defined), "Beneficially Owns" (as defined on June 1, 1991 in Rule 13d-3 promulgated under the Securities Exchange Act of 1934) in the aggregate 5% or more of the outstanding Voting Stock of the Corporation, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity, except that the term Interested Stockholder does not include any such person or entity who becomes the beneficial owner in the aggregate of 5% or more of the outstanding Voting Stock of the Corporation as a result of repurchases of Voting Stock by the Corporation unless and until such person or entity purchases any additional shares of Voting Stock other than from the Corporation.

     (iii) The term "Substantial Part" shall mean more than 20% of the fair market value of the total assets of the corporation in question, as of the end of its most recent fiscal year ending prior to the time the determination is being made.

     (iv) Without limitation, any shares of Common Stock of the Corporation that any Interested Stockholder has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options or otherwise, shall be deemed to be Beneficially Owned by the Interested Stockholder.

     (v) For the purposes of subparagraph (2) of this Section 9.01, the term "other consideration to be received" shall include, without limitation, Common Stock of the Corporation retained by its existing public stockholders in the event of a Business Combination in which the Corporation is the surviving corporation.

     (vi) The term "Voting Stock" shall mean all outstanding shares of capital stock of the Corporation or another corporation entitled to vote generally in the election of Directors and each reference to the proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares.

     (vii) The term "Affiliate" shall mean any person that directly, or indirectly, through one or more intermediaries, "Controls" (as hereinafter defined), or is Controlled by, or is under common Control with, a corporation, person or other entity.

     (viii) The term "Associate" of any corporation, person or other entity shall mean (a) any corporation or organization (other than the Corporation or a majority-owned subsidiary of the Corporation) of which such corporation, person or other entity is an officer or partner or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities, (b) any trust or other estate in which such corporation, person or other entity has a substantial beneficial interest or as to which such corporation, person or other entity serves as a trustee or in a similar fiduciary capacity, and (c) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a Director or officer of the Corporation or any of its subsidiaries.

     (ix) The term "Control" (including the terms "Controlling," "Controlled by" and "under common Control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a corporation, person or other entity, whether through the ownership of voting securities, by contract, or otherwise.

     (x) The term "Continuing Director" shall mean, as to any Stockholder who is an Interested Stockholder as of the time the effectiveness of this Restated Certificate of Incorporation pursuant to the Delaware General Corporation Law (the "Effective Time"), any Director other than such Interested Stockholder or an Affiliate, Associate, nominee, or representative of such Interested Stockholder. The term "Continuing Director" shall mean, as to any Stockholder who becomes an Interested Stockholder after the Effective Time, any Director (other than such Interested Stockholder or an Affiliate, Associate, nominee, or representative of such Interested Stockholder) who is a member of the Board of Directors immediately prior to the time such Interested Stockholder became an Interested Stockholder or whose initial election as a Director of the Corporation was recommended by the affirmative vote of a majority of the Directors who are not such Interested Stockholder or an Affiliate, Associate, nominee or representative of such Interested Stockholder; provided that, in either such case, such Continuing Director shall have continued in office after first becoming a Continuing Director.

Section 9.02. Board of Directors May Exercise Discretion.

Notwithstanding anything contained in this Article NINTH to the contrary, the Continuing Directors may waive the provisions of this Article NINTH and approve a Business Combination by majority vote of the Continuing Directors after evaluating the proposed Business Combination, which evaluation may, but is not required to include consideration of any or all of the following:

     (i) the character, integrity, business philosophy and financial status of an Interested Stockholder and any other party to the proposed Business Combination;

     (ii) the consideration to be received by the Corporation or its Stockholders in connection with the proposed Business Combination, as compared to:

          (a) the current market price or value of the Corporation's properties or securities;

          (b) the estimated future value of the Corporation, its properties or securities; and

          (c) such other measures of the value of the Corporation, its properties or securities as the Continuing Directors, in their discretion, may deem appropriate;

     (iii) the projected social, legal and economic effects of the proposed Business Combination upon the Corporation, its employees, suppliers, and customers and the communities in which the Corporation or its subsidiaries do business;

     (iv) the general desirability of the continuance of the Corporation as an independent entity; and

     (v) such other factors as the Continuing Directors may, in their discretion, deem relevant.

Section 9.03. Board of Directors has Authority to Interpret, Etc.

The Board of Directors shall have the power to make any and all determinations provided for in this Article NINTH and to interpret all provisions thereof. All such determinations and interpretations by the Board of Directors shall be final and legally binding.

Section 9.04. Amendment, Repeal, Etc.

Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66 2/3% of the shares of the Corporation then entitled to be voted in an election of Directors shall be required to amend or repeal or to adopt any provision inconsistent with this Article NINTH. For purposes of this Section 9.02, shares not voting shall count as votes against any such proposed amendment, repeal or adoption of such inconsistent provision.

TENTH: COMPROMISES OR ARRANGEMENTS WITH CREDITORS OR STOCKHOLDERS.

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its Stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or Stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the Stockholders or class of Stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the Stockholders or class of Stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the Stockholders or class of Stockholders, of this Corporation, as the case may be, and also on this Corporation.

ELEVENTH: STOCKHOLDERS.

Section 11.01. Annual Stockholder Meetings.

Annual Meetings of the Stockholders shall be held at such times and upon such notice as may be provided in the Bylaws.

Section 11.02  Special Stockholder Meetings Called Only by Board of Directors.

Special Meetings of the Stockholders of the Corporation may be called only by the Board of Directors, and the power of the Stockholders or any of them to call Special Meetings of the Stockholders is specifically denied.

Section 11.03. No Stockholder Action by Written Consent.

No action required to be taken or which may be taken at any Annual or Special Meeting of the Stockholders of the Corporation may be taken without a meeting, and the power of Stockholders to consent in writing to the taking of any action is specifically denied.

Section 11.04. Nominations for Director by Stockholders.

Nominations for the election of Directors at a meeting of the Stockholders may be made by persons other than the Board of Directors only if notice of intent to make such nomination or nominations, including the name or names of the nominees, is given in writing to the Board of Directors at least 60 days prior to the date of such meeting in accordance with the procedures set forth in the Bylaws.

Section 11.05. Amendment, Repeal, Etc.

Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66 2/3% of the shares of the Corporation then entitled to be voted in an election of Directors shall be required to amend or repeal or to adopt any provision inconsistent with this Article ELEVENTH. For purposes of this Section 11.05, shares not voting shall count as votes against any such proposed amendment, repeal or adoption of such inconsistent provision.

TWELFTH: RIGHT TO AMEND, ETC.

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on Stockholders, Directors and Officers are subject to this reserved power.


IN WITNESS WHEREOF, I have executed, signed and acknowledged this Restated Certificate of Incorporation this 20th day of July, 1991.

ATTEST:   /s/ Ray Sandy Sutton          /s/ Charles A. Sullivan
          --------------------          -----------------------
          Ray Sandy Sutton              Charles A. Sullivan
          Secretary                     President


STATE OF KANSAS     )
                    ) ss
COUNTY OF JOHNSON   )

On this 20th day of July, 1991, before me, Linda L. Thompson, a Notary Public in and for the County and State aforesaid, personally appeared Charles A. Sullivan, known to me to be the person who executed the within Restated Certificate of Incorporation, and acknowledged to me that he executed the same for the purposes therein stated.

                              /s/ Linda L. Thompson
                              -----------------------------------
                              Notary Public

[NOTARIAL SEAL]

          LINDA L. THOMPSON
          My Appt. Exp. 4/21/93


STATE OF KANSAS     )
                    ) ss
COUNTY OF JOHNSON   )

On this 20th day of July, 1991, before me, Linda L. Thompson, a Notary Public in and for the County and State aforesaid, personally appeared Ray Sandy Sutton, known to me to be the person who executed the within Restated Certificate of Incorporation, and acknowledged to me that he executed the same for the purposes therein stated.


                              /s/ Linda L. Thompson
                              -----------------------------------
                              Notary Public

[NOTARIAL SEAL]

               LINDA L. THOMPSON
               My Appt. Exp. 4/21/93

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                     RESTATED CERTIFICATE OF INCORPORATION



                  Interstate Bakeries Corporation, a Delaware corporation (the "Corporation"), does hereby certify as follows:

                  FIRST: That the Board of Directors of the Corporation adopted resolutions by the Directors pursuant to Section 242(b)(1) of the Delaware General Corporation ("DGCL"), setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, as follows:

                  BE IT RESOLVED, that, subject to the approval of the stockholders, ARTICLE FOURTH of the Restated Certificate of Incorporation of the Company be amended to read as follows:

                  Section 4.01. Authorized Capital. The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 121,000,000 shares, consisting of 120,000,000 shares of Common Stock of $.01 par value ("Common Stock") and 1,000,000 shares of Preferred Stock of $.01 par value ("Preferred Stock").

                  SECOND: That the stockholders of the Corporation, at the Annual Meeting held on September 23, 1997 in accordance with Section 211(b) of DGCL, has approved this Certificate of Amendment.

                  THIRD: That Notice of the Annual Meeting at which this Certificate of Amendment was approved was given to the stockholders of the Corporation pursuant to Section 222(b) of the DGCL on August 25, 1997.

                  FOURTH: That this Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

     IN WITNESS WHEREOF, this Certificate of Amendment to the Restated Certificate of Incorporation has been executed by Charles A. Sullivan, Chairman and Chief Executive Officer of the Corporation and attested by Ray Sandy Sutton, Secretary of the Corporation on September 23, 1997.

                                            INTERSTATE BAKERIES CORPORATION


                                            By: /s/ CHARLES A. SULLIVAN
                                                ---------------------------
                                            Name:  Charles A. Sullivan
                                            Title: Chairman of the Board and
                                                   Chief Executive Officer

ATTEST:


By:    /s/ RAY SANDY SUTTON
       --------------------
Name:  Ray Sandy Sutton
Title: Corporate Secretary

                         INTERSTATE BAKERIES CORPORATION

                           CERTIFICATE OF DESIGNATIONS

                                       OF

                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK


                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)

                                   ----------


          Interstate Bakeries Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "COMPANY"), hereby certifies that the following resolution was adopted by the Board of Directors of the Company as required by Section 151 of the General Corporation Law at a meeting duly called and held on September 21, 1999:

          RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Company (hereinafter called the "BOARD OF DIRECTORS" or the "BOARD") in accordance with the provisions of the Restated Certificate of Incorporation, as amended to date (hereinafter called the "CERTIFICATE OF INCORPORATION"), the Board of Directors hereby creates a series of preferred stock, par value $.01 per share, of the Company and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

                  SECTION 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "SERIES A PREFERRED STOCK") and the number of shares constituting the Series A Preferred Stock shall be 120,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into or exchangeable for Series A Preferred Stock.

                  SECTION 2. DIVIDENDS AND DISTRIBUTIONS.

                  (A) Subject to the rights of the holders of any shares of any series of preferred stock of the Company (the "PREFERRED STOCK") (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $.01 per share of the Company (the "COMMON STOCK"), and of any other stock of the Company ranking junior to the Series A Preferred Stock, shall be entitled to receive, when, as and if declared by the Board of

Directors out of funds legally available for the purpose, semi-annual dividends payable in cash on the first day of June and December in each year (each such date being referred to herein as a "DIVIDEND PAYMENT DATE"), commencing on the first Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock, declared on the Common Stock since the immediately preceding Dividend Payment Date or, with respect to the first Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by the classification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) The Company shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Dividend Payment Date and the next subsequent Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Dividend Payment Date.

                  (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a semi-annual dividend and before such Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

                  SECTION 3. VOTING RIGHTS. Except as required by the General Corporation Law, the holders of shares of Series A Preferred Stock shall have no special voting rights and their consent shall not be required for taking any corporate action.

                  SECTION 4. CERTAIN RESTRICTIONS.

                  (A) Whenever semi-annual dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Company shall not:

                  i. declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (as to dividends) to the Series A Preferred Stock;

                  ii. declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (as to dividends) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  iii. redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series A Preferred Stock;

                  iv. redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

                  SECTION 5. REACQUIRED SHARES. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof.

                  SECTION 6. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (A) to the holders of the Common Stock or of shares of any other stock of the Company ranking junior upon liquidation, dissolution or winding up to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received the greater of (x) $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (y) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (B) to the holders of shares of stock ranking on a parity upon liquidation, dissolution or winding up with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Company shall at any time declare or pay any dividend on the Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (A) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  SECTION 7. CONSOLIDATION, MERGER, ETC. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged for or changed into such other stock or securities, cash and/or any other property in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  SECTION 8. NO REDEMPTION. The shares of Series A Preferred Stock shall not be redeemable from any holder.

                  SECTION 9. RANK. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company, junior to all other series of Preferred Stock and senior to the Common Stock.

                  SECTION 10. AMENDMENT. If any proposed amendment to the Certificate of Incorporation (including this Certificate of Designations) would alter, change or repeal any of the preferences, powers or special rights given to the Series A Preferred Stock so as to affect the Series A Preferred Stock adversely, then the holders of the Series A Preferred Stock shall be entitled to vote separately as a class upon such amendment, and the affirmative vote of two-thirds of the outstanding shares of the Series A Preferred Stock, voting separately as a class, shall be necessary for the adoption thereof, in addition to such other vote as may be required by the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Company by its Chief Executive Officer on this 21st day of September, 1999.


                                       /s/ CHARLES A. SULLIVAN
                                       -----------------------------------
                                       Charles A. Sullivan
                                       Chief Executive Officer